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                               IVANHOE ENERGY INC.
                          Suite 654 - 999 Canada Place
                              Vancouver, BC V6C 3E1

                                                                   Exhibit 10.14

                                                                October 29, 2002

LINYI HOLDINGS LIMITED
13/F Gloucester Tower
The Landmark
11 Pedder Street
Central
Hong Kong


ATTENTION:  ANDREW BURGIN


Dear Sir:

RE:      STANDSTILL AGREEMENT

This letter is intended to reflect our recent discussions and, when executed and delivered by each of us, will constitute a binding agreement (the "Standstill Agreement") between Ivanhoe Energy Inc. ("Ivanhoe") and Linyi Holdings Ltd. ("Linyi") wherein Linyi will refrain from demanding payment of the Principal Amount of the Loan under the Amended and Restated Convertible Loan Agreement between the parties dated August 4, 1999 (the "Loan Agreement") and the associated Convertible Note (the "Convertible Note") issued by Ivanhoe to Linyi dated August 4, 1999. A copy of each of the Loan Agreement and the Convertible Note are attached to this Letter.

We confirm the terms of our Standstill Agreement as follows:

1.       INTERPRETATION

         Terms denoted with initial capital letters and not otherwise defined herein have the meanings assigned to them in the Loan Agreement.

2.       STANDSTILL

         Linyi hereby agrees that it will not, under any circumstances, demand payment of the Principal Amount under the Loan Agreement and the Convertible Note before the close of business on March 27, 2003. The Agreement of Linyi hereunder not to demand payment of the Principal Amount does not affect its rights with respect to accrued and unpaid interest, and Linyi may continue to demand payment of any accrued and unpaid interest on the Principal Amount in accordance with the terms of the Loan Agreement and the Convertible Note.


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3.       CONSIDERATION

         In consideration of Linyi's forbearance in demanding payment under the Loan Agreement and the Convertible Note, Ivanhoe hereby grants to Linyi an option (the "Option") to convert all or any part of the Principal Amount and all accrued and unpaid interest up until March 27, 2003 into common shares of Ivanhoe ("Common Shares"), in whole or in part at a deemed issue price of US$0.77 per Common Share (the "Conversion Price"). The Option will be exercisable commencing on the date hereof and ending on March 27, 2003 (the "Option Period"). Linyi may exercise the Option at any time during the Option Period by delivering notice in writing to Ivanhoe to convert all or any part of the Principal amount and accrued and unpaid interest until March 27, 2003. Upon receipt of notice of exercise of the Option, Ivanhoe will take all steps necessary to issue the appropriate number of Common Shares to, or to the direction of, Linyi, and will deliver to Linyi share certificates representing such Common Shares. Upon delivery of the share certificates to Linyi, Ivanhoe will be deemed to have repaid the amount of the Principal Amount and/or accrued and unpaid interest which is equal to the Option Price.

         Linyi acknowledges that any Common Shares issued to Linyi hereunder will be subject to restrictions on resale in the United States and Canada and that certificates representing such Common Shares may be inscribed with legends describing such restrictions.

4.       ADJUSTMENT

         The number of Common Shares issuable to the Linyi upon any conversion of the outstanding Principal Amount and accrued and unpaid interest in respect thereof, will be subject to adjustment as follows:

         (a) if the Common Shares are subdivided, consolidated or changed, the outstanding Principal Amount and accrued and unpaid interest in respect thereof, will be convertible at the Option Price into that number of common shares or other class or kind of securities of Ivanhoe as would have been held by Linyi following such subdivision, consolidation or change had Linyi effected such conversion immediately prior to the subdivision, consolidation or change; or

         (b) in the event of any capital reorganization of Ivanhoe or reclassification or reclassifications of the Common Shares or in the event of any merger or amalgamation of Ivanhoe with or into any other corporation resulting in a reclassification of the Common Shares or a change of the Common Shares into other shares or securities or in the event of a transaction whereby all or substantially all of Ivanhoe's undertakings and assets become the property of another corporation, Linyi will thereafter acquire and accept, in lieu of the Common Shares immediately theretofore receivable upon the conversion of the outstanding Principal Amount and accrued and unpaid interest in respect thereof, the kind, class, series and amount of shares or other securities or property that Linyi would have been entitled to receive upon such capital reorganization, reclassification. merger, amalgamation or transaction if, on the effective date thereof, Linyi had been the holder of the number of Common Shares that Linyi would have acquired by the conversion of the
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                  outstanding Principal Amount and accrued and unpaid interest in respect thereof immediately before the effective date thereof. The subdivision or consolidation of Common Shares at any time outstanding into a greater or lesser number of Common Shares (whether with or without par value) will not be deemed to be a capital reorganization or a reclassification of the capital of Ivanhoe for the purposes of this section 4.

5.       APPROVALS

         Ivanhoe's obligations under this Standstill Agreement are subject to approval of the board of directors of Ivanhoe and approval of the transaction by the Toronto Stock Exchange.

6.       GENERAL

         This Standstill Agreement is subject to the following additional terms and conditions:

         (a) except as otherwise expressly provided herein, neither party may assign any right, title or interest in this Standstill Agreement without the written consent of the other party, and any purported assignment without such consent will be void;

         (b) this Standstill Agreement constitutes the entire agreement between the parties with respect to the forbearance of the payment of the Principal Amount and accrued interest and supersedes every previous agreement, communication, expectation, negotiation, representation, warranty or understanding whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this Standstill Agreement;

         (c) each party will execute and deliver such further agreements and documents and do such further acts and things as any party reasonably requests to evidence, carry out or give full effect to the intent of this Standstill Agreement;

         (d) this Standstill Agreement is and will be deemed to have been made in British Columbia, Canada for all purposes and will be governed exclusively by and construed and enforced in accordance with the laws prevailing in British Columbia and the rights and remedies of the parties will be determined in accordance with those laws. Each of the parties hereby attorns to the non-exclusive jurisdiction of the courts of British Columbia;

         (e) this Standstill Agreement will enure to the benefit of and binding upon the respective legal representatives and successors of the parties;

         (f) this Standstill Agreement may be executed in any number of counterparts with the same effect as if all parties to this Standstill Agreement had signed the same document and all counterparts will construed together and constitute one and the same document; and


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         (g)      a reference to "approval", "authorization" or "consent" means written approval, authorization or consent.

Yours Truly,

IVANHOE ENERGY INC.



Per: "John O'Keefe"
     --------------------------
     Authorized Signatory



Agreed to this 29th day of October, 2002


LINYI HOLDINGS LIMITED



Per:  "Kevin O'Shaughnessy"
      ------------------------------
      Authorized Signatory



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                                CONVERTIBLE NOTE



US $1,000,000                                                    29 October 2002



FOR VALUE RECEIVED, Ivanhoe Energy Inc., a Yukon corporation (the "Maker") hereby promises to pay to, or to the order of, LINYI HOLDINGS LIMITED, or its successors and assigns ("Payee"), on the date which is 90 days after written demand, but in any event, as per the Standstill Agreement dated 29 October, 2002 (the "Agreement"), not before March 27, 2003, at the address of the Payee being 13th Floor, Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong, or at such other place as Payee may designate, in lawful money of the United States of America, in cash or by certified cheque or bank draft or by wire transfer of immediately available and freely transferable funds, the aggregate principal amount of One Million Dollars ($1,000,000).

This note shall bear interest from May 26, 1999, until repaid at an annual rate equal to two and one-half per cent (2 1/2%) over Citibank's prime rate for U.S. dollar loans made at New York in the United States of America (the "Prime Rate") as from time to time in effect (computed on the basis of actual days elapsed over a year of 365 or 366 days as applicable), provided that such rate shall not exceed the maximum rate permitted by applicable law. Each change in such rate resulting from a change in the Prime Rate shall be effective as of the date such change in the Prime Rate becomes effective.

This Note is convertible, in whole or in part, at the sole option of the Payee in accordance with the terms of the Agreement into fully paid and non-assessable common shares (as presently constituted) in the capital of the Maker at a deemed price per share of Cdn. $1.21 (US$0.77).

Subject to the Agreement, the principal and interest evidenced by this Note may be converted by the Payee into common shares of the Maker at any time upon delivery to the Maker of written notice of such conversion. Upon any such conversion, this Note shall, subject to the issuance and delivery of the common shares of the Maker to which the Payee is then entitled, be deemed to have been repaid to the extent of the amount so converted, the Maker shall have no further obligations hereunder in respect of the amount so converted, and from and after the date of such conversion. Notwithstanding any such conversion, the Maker will remain obliged to repay, in accordance with the terms of the Agreement, any principal and the interest that the Payee does not elect to convert into common shares of the Maker.

If, at the time of the conversion of this Note, there are restrictions on resale under applicable securities legislation in respect of the common shares so acquired, the Maker may, on the advice of counsel, endorse the certificates representing such shares to such effect.




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This Note confers on the Payee the right to acquire common shares as constituted on the date hereof. If prior to the conversion of this Note at any time or from time to time there shall be any reorganization or reclassifications of the share capital of the Maker, the number of common shares which are issuable upon conversion of this Note will be subject to adjustment as per section 5 of the Agreement.

The Maker waives presentment for payment, notice of nonpayment, notice of protest and protest of this Note.

This Note shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

IVANHOE ENERGY INC.







By:
    -------------------------------------------------
         Authorized Signatory